UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2006
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-32693 (Commission File Number)	54-2091194 (IRS Employer Identification No.)

400 W. Illinois, Suite 800 Midland, Texas (Address of principal executive offices)		79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
     On July 14, 2006 Basic Energy Services, Inc. (“Basic”) entered into a First Supplemental Indenture to that certain Indenture, dated as of April 12, 2006 (as amended and supplemented, the “Indenture”), among Basic, as Issuer, the Subsidiary Guarantors from time to time party thereto and The Bank of New York Trust Company, N.A., as Trustee. The First Supplemental Indenture was entered into among Basic, as Issuer, Basic Energy Services GP, LLC, Basic Energy Services, L.P., Basic ESA, Inc., Basic Marine Services, Inc., Energy Air Drilling Service Co, Inc., FESCO Alaska, Inc., First Energy Services Company, H.B. & R., Inc., LeBus Oil Field Service Co., Oilwell Fracturing Services, Inc., R&R Hot Oil Service, Inc., Western Oil Well Service Co., Globe Well Service, Inc. (“Globe”) and SCH Disposal, L.L.C. (“SCH”) as Subsidiary Guarantors, and The Bank of New York Trust Company, N.A., as Trustee. The First Supplemental Indenture added Globe and SCH as Subsidiary Guarantors under the Indenture. Each of the Subsidiary Guarantors is a direct or indirect wholly owned subsidiary of Basic. The First Supplemental Indenture is attached as an exhibit hereto and incorporated herein by reference.
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
     (d)      Exhibits.
4.1	First Supplemental Indenture dated as of July 14, 2006 to Indenture dated as of April 12, 2006 among Basic Energy Services, Inc., as Issuer, the Subsidiary Guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: July 20, 2006	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture dated as of July 14, 2006 to Indenture dated as of April 12, 2006 among Basic Energy Services, Inc., as Issuer, the Subsidiary Guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee.